UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): OCTOBER 8, 2004

                               CHINA FINANCE, INC.
               (Exact name of registrant as specified in charter)

                                      UTAH
                 (State or other jurisdiction of incorporation)

         333-46114                                        87-0650976
---------------------------                 -----------------------------------
(Commission File Number)                     (IRS Employer Identification No.)


57-71 #HIGH-TECH INDUSTRIAL PARK NANSHAN,
DISTRICT SHENZHEN, P.R. CHINA                                 51805
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(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  011 86 755 26983825


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On October 8, 2004, China Finance, Inc. (formerly known as Kubla Khan Inc.), a Utah corporation (the "Company"), acquired (the "Acquisition") all of the issued and outstanding equity securities of Value Global International Limited, a British Virgin Islands company ("Value Global")and its wholly-owned subsidiary, Shenzhen Shiji Ruicheng Guaranty and Investment Co., Ltd. ("Shiji Ruicheng"). Shiji Ruicheng principally provides corporate financial guarantees, including business loan guarantees and surety guarantees to China-based businesses looking to expand into the United States of America, and consumer loan guarantees and professional services to aid individuals in obtaining loans for their homes and personal assets. Upon completion of the Acquisition, Value Global became a wholly-owned subsidiary of the Company.

         The Company acquired all of the outstanding shares of Value Global and in exchange issued shares of its common stock to each of the shareholders of Value Global. Based on mutually-agreed upon valuations for each of Value Global and the Company, the shareholders of Value Global received 46,990,000 restricted shares (the "Shares") of the Company's common stock, representing approximately
81.5 % of the outstanding common stock of the Company as of October 8, 2004. On August 5, 2004, the Company entered into an agreement for the sale and purchase of shares (the "Sale Agreement") with Value Global, JuXiang Ruan, Top Interest International Limited, ZuHong Xu and ZaoZhen Fang, each as shareholders of Value Global, and Qian Fan and Huan Ya Tong Investment Development Co., Limited, which agreement set forth the terms of the Acquisition.

         In connection with the Acquisition, the Company entered into a Registration Rights and Lock-Up Agreement (the "Registration Rights Agreement") with the four shareholders of Value Global. Pursuant to the Registration Rights Agreement, Value Global's shareholders have agreed to a "lock up" provision whereby they will not sell or otherwise dispose of the Shares until after either one year (with respect to 25% of the Shares) or two years (with respect to 60% of the Shares) from October 8, 2004. Under the Registration Rights Agreement, the Company also granted Value Global's shareholders certain registration rights with respect to the Shares.

         A copy of the Sale Agreement was filed as Exhibit 2.1 to the Company's Form 8-K dated August 5, 2004.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

         In return for the Company receiving all of the issued and outstanding capital stock of Value Global, the shareholders of Value Global received 46,990,000 Shares of the Company's common stock, representing approximately 81.5 % of the outstanding common stock of the Company as of October 8, 2004. The Company issued the Shares in reliance on Section 4(2) of the Securities Act.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         YaLi Xu, the Company's Chief Executive Officer, and ZhongPing Wang, the Company's Secretary, resigned effective as of October 8, 2004. Effective as of the same date, Zhiyong Xu was appointed as the Company's Chief Executive Officer, Ren (Alex) Hu was appointed as the Company's President, and Chunlei (Charles) Wang was appointed as the Company's Secretary. The Company will provide complete disclosure regarding these new officers in its Form 8-K/A that it will file with the required pro forma information and financial statements.

                                       2
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CHINA FINANCE, INC.

                                 By:/s/ Charles Wang
                                    ---------------------------
                                 Name:  Charles Wang
                                 Title:     Secretary

Dated: October 13, 2004